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                                                                    Exhibit 10.1









                             SERIES A 8% CONVERTIBLE

                                 PREFERRED STOCK

                               PURCHASE AGREEMENT

                                      among

                                LENDINGTREE, INC.

                                       and

                           THE INVESTORS NAMED HEREIN











                            dated as of March 7, 2001

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   DEFINITIONS..............................................................1
     1.1   Certain Definitions................................................1
     1.2   Other Terms........................................................3

2.   AUTHORIZATION AND SALE OF SECURITIES.....................................4
     2.1   Authorization......................................................4
     2.2   Sale of Series A Preferred Stock...................................4

3.   CLOSINGS.................................................................4
     3.1   Class 1 Closing....................................................4
     3.2   Class 2 Closing....................................................5

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................5
     4.1   Organization and Standing; Articles and Bylaws.....................5
     4.2   Corporate Power....................................................5
     4.3   Capitalization.....................................................5
     4.4   Authorization......................................................6
     4.5   No Conflict; Required filings and Consents.........................6
     4.6   Securities Act.....................................................7
     4.7   Reports and Financial Statements...................................7
     4.8   Intellectual Property..............................................8
     4.9   Litigation.........................................................8
     4.10  Operating Rights...................................................8
     4.11  Taxes..............................................................8
     4.12  ERISA..............................................................9
     4.13  Regulatory Matters................................................10
     4.14  Finders Fees......................................................10
     4.15  Absence of Certain Changes........................................10
     4.16  Disclosures.......................................................10
     4.17  Compliance with Other Instruments, etc............................10
     4.18  Government Licenses...............................................10
     4.19  Internal Controls.................................................11
     4.20  Auditors Letter...................................................11

5.   INVESTMENT REPRESENTATIONS..............................................11
     5.1   Accredited Investor; Experience; Risk.............................11
     5.2   Investment........................................................12
     5.3   Restricted Securities; Rule 144...................................12
     5.4   Authorization.....................................................12
     5.5   Further Limitations on Disposition................................12

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     5.6   Legends...........................................................13

6.   PRE-CLASS 1 CLOSING COVENANTS...........................................13
     6.1   Reasonable Best Efforts...........................................13
     6.2   Conduct of Business of the Company................................13
     6.3   Financial Statements..............................................13
     6.4   Availability of Documents.........................................14

7.   ADDITIONAL COVENANTS OF THE COMPANY.....................................14
     7.1   Use of Proceeds...................................................14
     7.2   Board Representation..............................................14
     7.3   Form D; Blue Sky Laws.............................................14
     7.4   Reservation of Shares.............................................14
     7.5   Listing...........................................................15
     7.6   Meeting of the Company Stockholders...............................15
     7.7   Limitation on Subsequent Issuances of Common Stock................15

8.   CONDITIONS TO THE OBLIGATIONS OF THE CLASS 1 INVESTOR...................16
     8.1   Certain Closing Conditions........................................16
     8.2   Voting Agreement..................................................17
     8.3   Registration Rights Agreement.....................................17
     8.4   Other Financings..................................................17
     8.5   Modifications.....................................................17
     8.6   Federal Home Loan Mortgage Corporation License....................17
     8.7   No Constraints....................................................17

8A.  CONDITIONS TO OBLIGATIONS OF CLASS 2 INVESTORS..........................18

9.   CONDITIONS TO COMPANY'S OBLIGATIONS.....................................18
     9.1   Representations Correct...........................................18
     9.2   Payment of Purchase Price.........................................18
     9.3   Cancellation of Equity Rights Certificate.........................18
     9.4   No Constraints....................................................18

10.  ADDITIONAL CONDITION TO THE OBLIGATIONS OF CAPITAL Z....................18

11.  TERMINATION.............................................................19
     11.1  Termination of Agreement..........................................19
     11.2  Effect of Termination.............................................19

12.  INDEMNIFICATION.........................................................19
     12.1  Claims for Indemnification........................................19

                                       ii

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     12.2  Defense of Third-party Claims.....................................20
     12.3  Survival of Representations and Warranties........................21

13.  MISCELLANEOUS...........................................................21
     13.1  Governing Law.....................................................21
     13.2  Fees and Expenses.................................................21
     13.3  Public Announcements..............................................22
     13.4  Successors and Assigns............................................22
     13.5  Entire Agreement; Amendment.......................................22
     13.6  Notices, etc......................................................22
     13.7  Delays or Omissions...............................................23
     13.8  Counterparts......................................................23
     13.9  Severability......................................................23
     13.10 Specific Performance..............................................23

SCHEDULES

Schedule I...................................................................S-1

EXHIBITS

Exhibit A         Form of Voting Agreement
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Certificate of Designations Preferences and Rights
                       of Series A Preferred Stock
Exhibit D         Credit Agreement between the Company and The Union Labor Life
                  Insurance Company, dated as of March 7, 2001
Exhibit E         Revolving Credit Facility between the Company and the Federal
                  Home Loan Mortgage Corporation, dated as of March 7, 2001
Exhibit F         Common Stock Purchase Agreement between the Company and Paul
                  Revere Capital Partners, Ltd., dated as of March 7, 2001
Exhibit G         First Amendment to the Software Customization, License and
                  Services Agreement between the Company and the Federal Home
                  Loan Mortgage Corporation, dated as of March 7, 2001

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         SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 7, 2001, between LENDINGTREE, INC., a Delaware corporation (the "Company"), and all of the investors named in Schedule I hereto.

         In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:


1.                                  DEFINITIONS

1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

         1.1.1. "Capital Z" shall mean any of Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P., Capital Z Management LLC or Specialty Finance Partners or, with respect to the holder of the Capital Z Equity Rights Certificate, any transferees or holders of any of the rights evidenced by the Capital Z Equity Rights Certificate.

         1.1.2. "Capital Z Equity Rights Certificate" shall mean the Equity Rights Certificate, dated as of September 29, 2000, issued to Capital Z, evidencing the right to receive certain Securities (as defined therein).

         1.1.3. "Certificate of Designations" shall mean the Certificate of Designations setting forth the designation, privileges and rights of the Series A Preferred Stock (as hereinafter defined), a copy of which is attached hereto as Exhibit C.

         1.1.4. "Class 1 Closing" shall have the meaning specified in Article 3 of this Agreement.

         1.1.5. "Class 2 Closing" shall have the meaning specified in Article 3 of this Agreement.

         1.1.6. "Class 1 Closing Date" shall have the meaning specified in
         Article 3 of this Agreement.

         1.1.7. "Class 2 Closing Date" shall have the meaning specified in
         Article 3 of this Agreement.

         1.1.8. "Class 1 Investors" shall mean those Investors set forth under the caption Class 1 Investors on Schedule I hereto.

         1.1.9. "Class 2 Investors" shall mean those Investors set forth under the caption Class 2 Investors on Schedule I hereto.

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         1.1.10. "Code" shall mean the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         1.1.11. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         1.1.12. "Common Stock" shall mean the common stock of the Company, $0.01 par value per share.

         1.1.13. "Equity Security" shall mean any stock or similar security of the Company or any security (including any note or debt instrument) convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying or representing any option, warrant or right to subscribe to or purchase any stock or similar security, or any such option, warrant or right; provided, that the Securities (as hereinafter defined) shall not be included in the definition of Equity Security.

         1.1.14. "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

         1.1.15. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         1.1.16. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         1.1.17. "Holder" shall mean (i) each Investor and (ii) any transferee of an Investor.

         1.1.18. "Investors" shall mean the investors named in Schedule I hereto, including both the Class 1 Investors and the Class 2 Investors.

         1.1.19. "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, preemptive right, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting

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         a security interest as to assets owned by the relevant person under the
         Uniform Commercial Code or comparable law of any jurisdiction).

         1.1.20. "Material Adverse Effect" shall mean the existence of circumstances that had or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole.

         1.1.21. "Person" shall mean an individual, partnership, corporation, joint venture, limited liability company, trust, unincorporated organization, governmental agency or department.

         1.1.22. "Securities" shall mean the Series A Preferred Stock and the Common Stock issuable upon conversion thereof.

         1.1.23. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         1.1.24. "Series A Preferred Stock" shall mean the Series A 8% Convertible Preferred Stock, $0.01 par value per share, of the Company.

         1.1.25. "Subsidiary" means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

         1.1.26. "Transaction Documents" shall mean collectively, this Agreement, the Voting Agreement, dated March 7, 2000, among the Company and signatories thereto, the form of which is attached hereto as Exhibit A (the "Voting Agreement"), the Registration Rights Agreement, dated March 7, 2000, among the Company and signatories thereto, the form of which is attached hereto as Exhibit B (the "Registration Rights Agreement"), the Certificate of Designations and any certificates executed by officers of the Company in connection with the consummation of the transactions contemplated hereby.

1.2. Other Terms. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings therein indicated.

2.                     AUTHORIZATION AND SALE OF SECURITIES

2.1. Authorization. Prior to the Class 1 Closing, the Company shall have authorized the sale and issuance of up to 6,885,715 shares of Series A Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations. As set forth in the Certificate of Designations, no shares of Series A Preferred Stock shall be convertible into Common Stock or be entitled to any voting right unless and until such

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conversion privileges and voting rights are approved by the Company's stockholders as contemplated by Section 7.6 below.

2.2. Sale of Series A Preferred Stock. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, (i) at the Class 1 Closing, the Company shall issue and sell to each Investor, and each Class 1 Investor shall purchase from the Company, the number of shares of Series A Preferred Stock set forth opposite its name on
Schedule I attached hereto under the heading "Number of Shares," for the aggregate consideration set forth opposite the name of such Class 1 Investor in such schedule under the heading "Purchase Price," and (ii) at the Class 2 Closing the cash sum of (a) the aggregate consideration set forth opposite the name of such Class 2 Investor in such schedule under the heading "Purchase Price" plus, (b) any accumulated dividends on the shares of Series A Preferred Stock being purchased by such Class 2 Investor from the Class 1 Closing Date up to and including the Class 2 Closing Date. The obligations of each Investor hereunder are several and not joint obligations and no Investor shall have any obligation or liability to any Person for the performance or non-performance by any other Investor hereunder.

3.                                   CLOSINGS

3.1. Class 1 Closing. Subject to the satisfaction of the conditions set forth in this Agreement, the closing of the purchase and sale of the Series A Preferred Stock being purchased by the Class 1 Investors hereunder (the "Class 1 Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, at 10:00 a.m. on March 20, 2001 or at such other time and place as the Company and Zions Bank and Capital Z mutually agree (the "Class 1 Closing Date"). At the Class 1 Closing, the Company shall (i) deliver to each Class 1 Investor a certificate representing the shares of Series A Preferred Stock being purchased by such Class 1 Investor against payment of the purchase price therefor, as specified in Section 2.2, by wire transfer to an account of the Company, which account shall have been specified in a written notice delivered to the Class 1 Investors not less than two business days prior to the Class 1 Closing, and (ii) deliver to Capital Z a certificate representing that certain number of shares of Series A Preferred Stock (at a price of $3.50 per share) to be issued upon conversion of the Capital Z Equity Rights Certificate, which conversion shall occur concurrently with the purchase by Capital Z of the Series A Preferred Stock to be purchased by it thereunder as set forth in Section 2.2 above.

3.2. Class 2 Closing. Subject to the satisfaction of the applicable conditions set forth in this Agreement, the closing of the purchase and sale of the Series A Preferred Stock being purchased by the Class 2 Investors hereunder (the "Class 2 Closing" and together with the Class 1 Closing, the "Closings") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, at 10:00 a.m. on April 30, 2001 or at such time and place prior to April 30, 2001 as the Company and the Investors mutually agree (the "Class 2 Closing Date"). At the Class 2 Closing, the Company shall deliver to each Class 2 Investor a certificate representing the shares of Series A Preferred Stock being purchased by such Class 2 Investor against payment of the purchase price therefor, as specified in Section 2.2, by wire transfer to an account of the Company, which account shall have been specified in a written notice delivered to the Class 2 Investors not less than two business days prior to the Class 2 Closing.

4.                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

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         The Company hereby represents and warrants to the Investors as follows:

4.1. Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is authorized to exercise all its corporate powers, rights and privileges. The Company has made available to the Investors true and complete copies of its certificate of incorporation and bylaws, each as currently in effect.

4.2. Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement and the other Transaction Documents, to sell and issue the Series A Preferred Stock and to carry out and perform its obligations under the terms of this Agreement and the other Transaction Documents.

4.3. Capitalization. As of February 28, 2001, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock, 18,737,441 shares of which were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding. As of the date hereof, the Company's Board of Directors has authorized the issuance of 6,885,715 shares of Series A Preferred Stock, none of which have been issued. At the Class 1 Closing, the rights, restrictions, privileges and preferences of the Series A Preferred Stock will be as stated in the Certificate of Designations relating thereto in accordance with the Delaware General Corporation Law. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable and have been issued in compliance with federal and state securities law. Except as contemplated in the Transaction Documents, there were no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any shares of the capital stock or other securities of the Company, nor any agreements or understandings with respect thereto, other than (i) options to purchase 5,126,569 shares of Common Stock granted to eligible participants under the Company's benefit plans, (ii) warrants to purchase 992,885 shares of Common Stock and (iii) pursuant to such other agreements and instruments set forth on
Schedule 4.3 hereto. Except as contemplated in the Transaction Documents, neither the offer nor the issuance or sale of the Securities will trigger any anti-dilution or similar provision under any Equity Security or of any agreement or instrument to which the Company is a party or by which it is bound or affected.

4.4. Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, the authorization, sale, issuance and delivery of the Series A Preferred Stock and the performance of the Company's obligations hereunder, have been taken. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. The terms, designations, powers, preferences and relative, participating and optional or other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock being issued hereby are stated in the Certificate of Designations. The Series A Preferred Stock to be issued at the Closings shall, against receipt of payment therefor as contemplated herein, be duly and validly issued, fully paid and non-assessable, and free of preemptive rights and

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restrictions on transfer (other than those contemplated by the Transaction
Documents or under applicable securities laws). The Common Stock issuable upon conversion of the Series A Preferred Stock will, upon the receipt of stockholder approval, be duly and validly reserved for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable, free of pre-emptive rights and restrictions on transfer; provided, however, that the Securities will be subject to applicable restrictions on transfer under applicable securities laws.

4.5. No Conflict; Required filings and Consents.

         (a) The execution and delivery by the Company of this Agreement and the other Transaction Documents does not, and consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not, (i) conflict with, or result in any violation or breach of any provision of, the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease contract or other agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, properties or assets (provided, with respect to clauses (ii) and (iii), that stockholder approval of such purchase is obtained in conformity with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD Rules")), except in the case of (ii) and (iii) for any such violations, defaults, breaches, terminations, cancellations, accelerations, losses or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially burden or delay the consummation of the transactions contemplated hereby.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form D under the Securities Act of 1933, as amended (the "Securities Act"), (ii) such filings as may be required under applicable state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect and would not materially burden or delay the consummation of the transactions contemplated hereby.

4.6. Securities Act. Subject to the accuracy of the Investors' representations in Section 5 hereof, the offer, sale and issuance of the Securities and the issuance of the Company's Common Stock upon conversion of the Series A Preferred Stock, all in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and applicable state securities laws.

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4.7. Reports and Financial Statements. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Commission (collectively, including all exhibits thereto, the "Company SEC Reports"). None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Class 1 Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the financial position and results of operations and cash flows of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since September 30, 2000, (i) the Company has not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company or the footnotes thereto prepared in conformity with GAAP, other than (x) liabilities incurred in the ordinary course of business, or (y) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or; and (ii) there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

4.8. Intellectual Property. The Company owns, licenses or otherwise has the right to use all licenses, patents, patent applications, trademarks and registrations and applications for registration thereof, service marks, trade names, copyrights and other intellectual property necessary to enable it to carry on its and its Subsidiaries' businesses as now conducted, except where any failure to own, license or have the right to use any such intellectual property would not result in a Material Adverse Effect, and the Company has not received notice from any third-party of, nor is the Company aware of, any conflict with or infringement of the intellectual property rights of any third-party, except for any conflict or infringement which would not result in a Material Adverse Effect.

4.9. Litigation. Except as disclosed in the Company SEC Reports, (i) there is no action, suit, proceeding or investigation pending or threatened against the Company or any of its Subsidiaries, which, either in any single case or in the aggregate, would result in a Material Adverse Effect, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith, and (ii) neither the Company nor any of its Subsidiaries is a party or subject to any writ, order, decree or judgment, and there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate, other than any action, suit, proceeding or investigation which would not result in a Material Adverse Effect.

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4.10. Operating Rights. To the best of the Company's knowledge, except as disclosed in the Company SEC Reports, the Company and each of its Subsidiaries has all material operating authority, licenses, franchises, permits, certificates, consents, rights, and privileges (collectively, "Licenses") as are necessary to the operation of its business, as now conducted, the absence of which would have a Material Adverse Effect. Such Licenses are in full force and effect, no material violations have been recorded in respect of any such Licenses, and no material proceeding is pending or, to the best knowledge of the Company, threatened that could result in the revocation or limitation of any of such Licenses except, in each case, as disclosed in the Company's SEC Reports. The Company and each of its Subsidiaries presently conducts its business so as to comply in all material respects with all such material Licenses.

4.11. Taxes. All material federal, state, local and foreign tax returns, reports and statements required to be filed by Company and each of its Subsidiaries have been timely filed with the appropriate Governmental Entity and all such returns, reports and statements are true, correct and complete in all material respects. All material charges and other material impositions due and payable for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid or is immaterial in amount. Except as disclosed in the Company SEC Reports, no material tax audits or other administrative or judicial proceedings are pending or, to the Company's knowledge, threatened with regard to any charges for which Company or any of its Subsidiaries may be liable and no material assessment of charges is proposed against Company or any of its Subsidiaries. For purposes of this Section 4.11, "charges" shall mean all federal, state and city (including, without limitation, the Pension Benefit Guaranty Corporation) taxes at the time due and payable, levies, assessments, charges or Liens upon or relating to the Company's or any of its Subsidiaries' business.

(a) ERISA. Schedule 4.12(a) hereto sets forth a list of each material pension, retirement, savings, disability, dental, health, life, death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, severance pay or other employee benefit plan, trust, arrangement, contract, commitment, agreement or policy (collectively, "Benefit Plans") sponsored or maintained by the Company or any of its Subsidiaries, in which present or former employees of the Company or any of its Subsidiaries participate (collectively, the "Company Plans"). Correct and complete copies of the following documents, which are correct and complete in all material respects, with respect to each of the Company Plans, have been made available to the Investors, to the extent applicable: (i) any plans, all material amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial reports, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) material written communications to employees relating to the Company Plans; and (vi) written descriptions of all material non-written agreements relating to the Company Plans.

(b) No Company Plan is subject to Title IV of ERISA. Except as set forth in
Schedule 4.12(b) hereto and except as would not have a Material Adverse Effect:
(A) the Company Plans have been administered and are in compliance with the terms of such plan and all applicable laws, (B) no "reportable event" (as such term is used in Section 4043 of ERISA other than those events for which the thirty (30) day notice has been waived pursuant to the regulations) or "prohibited transaction" (as such term is used in Section 406 of ERISA or Section 4975 of the IRC) has heretofore occurred with respect to any Company Plan and (C) each Company Plan intended to qualify under
Section 401(a) of the IRC has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification. None of the Company Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, expect as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the expense of the participant or the participant's beneficiary.

(c) There is no litigation or administrative or other proceeding involving any Company Plan (other than routine claims for benefits), nor has the Company or any of its Subsidiaries received notice that any such proceeding is threatened, in each case that would have a Material Adverse Effect.

4.12. Regulatory Matters. Except as disclosed in the Company SEC Documents and except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries: (i) has completed all regulatory applications, filings and tariffs, has received all regulatory certificates or other approvals, and has otherwise complied with all regulatory requirements necessary to offer any and all services currently offered by Company and its Subsidiaries; and (ii) with respect to any currently planned services that it may offer, it will complete all regulatory applications, filings and tariffs, will obtain all regulatory certificates or other approvals and will otherwise comply with all regulatory requirements necessary to offer any and all such services.

4.13. Finders Fees. Except for Merrill Lynch, Pierce, Fenner & Smith, Incorporated, whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.14. Absence of Certain Changes. Since September 30, 2000, there has not been any event, occurrence or development of a state of circumstances or facts that would have a Material Adverse Effect or an adverse effect on the ability of the Company to perform its obligations under this Agreement.

4.15. Disclosures. Neither this Agreement nor any exhibit or schedule hereto, nor any report, certificate or instrument furnished to the Investors pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken in their entirety, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Investors which would have a Material Adverse Effect or, insofar as the Company foresees, could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

4.16. Compliance with Other Instruments, etc. Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation or by-laws, and neither the Company nor any of its Subsidiaries is in violation of any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Entity, the consequences of which violation could reasonably be expected to have Material Adverse Effect.

4.17. Government Licenses. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Government Licenses would not, singly or in the aggregate have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have, singly or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its Subsidiaries have received any notice of proceedings relating to the revocation of modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

4.18. Internal Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. Any exceptions to this representation would not render the representation in Section 4.7 incorrect in any material respect or have a Material Adverse Effect.

4.19. Auditors Letter. The Audit Committee of the Company's Board of Directors has received a letter from its independent auditors indicating that upon the closing of the transactions contemplated hereby and finalization of certain audit procedures, and assuming no other subsequent events occur, the Expected Audited Financial Statements (as defined in Section 6.3 below) will be the financial statements included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2000 (the "2000 Annual Report"), and the opinion letter included in the 2000 Annual Report, as so reported, will not contain a "going-concern" qualification.

5.                  INVESTMENT REPRESENTATIONS AND COVENANTS

         Each Class 1 Investor, severally but not jointly, hereby represents, warrants and covenants to the Company, as of the Class 1 Closing Date, and each Class 2 Investor, severally but not jointly, further represents, warrants and covenants to the Company as follows:

5.1. Accredited Investor; Experience; Risk. Such Investor is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and has not been organized for the specific purpose of acquiring Series A Preferred Stock. Such Investor and its representatives have been solely responsible for its own "due diligence" investigations of the Company and its management and business, for its own analysis of the merits and risks of the investment, and for its own analysis of the fairness and desirability of the terms of the investment. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks associated with the purchase of the Series A Preferred Stock and of protecting its interests in connection therewith. Such Investor is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

5.2. Investment. Such Investor is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing the Securities. Such Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

5.3. Restricted Securities; Rule 144. Such Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three (3) month period not exceeding specified limitations.

5.4. Authorization. Such Investor represents that it has the full right, power and authority to enter into and perform its obligations under this Agreement, and this Agreement when executed and delivered by such Investor will constitute a valid and binding obligation of such Investor, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

5.5. Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until either:

         (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of the Registration Rights Agreement; or

         (b) If, in the good faith determination of the General Counsel (and/or outside counsel) of the Company, there is a reasonable basis for the belief that such disposition would require registration under the Securities Act, the Company may require that such Investor furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

5.6. Legends. Such Investor understands that each certificate representing any of the Securities shall bear a legend in the following form or substantially similar form (in addition to any legend required under applicable state securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (B) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

6.                        PRE-CLASS 1 CLOSING COVENANTS

6.1. Reasonable Best Efforts. The Company and each Investor shall each use its respective reasonable best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and the Transaction Documents, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to its obligations to consummate the transactions contemplated by this Agreement and the Transaction Documents.

6.2. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Class 1 Closing Date, the Company will conduct its operations in the ordinary course of business and, to the extent consistent therewith, maintain its capitalization as set forth in
Section 4.3, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be materially unimpaired on the Class 1 Closing Date.

6.3. Financial Statements. Prior to the Class 1 Closing Date, the Company shall deliver to the Investors, (ii) a draft of the expected audited balance sheet of Company as of December 31, 2000 (the "Expected Audited Balance Sheet"), and (ii) a draft of the expected audited statements of income and cash flows of Company for the 12-month period ended December 31, 2000 (the "Expected Audited Statements" and, together with the Expected Audited Balance Sheet, the "Expected Audited Financial Statements"). The Expected Audited Financial Statements (including the notes thereto) shall (1) be prepared in accordance with GAAP consistently applied, and (2) be in reasonable detail.

6.4. Availability of Documents. Prior to executing definitive documents (excluding term sheets and letters of intent), the Company shall make available to the Investors current drafts of all currently proposed agreements, arrangements and amendments to existing agreements between the Company on the one hand and any of (i) Federal Home Loan Mortgage Corporation, (ii) The Union Labor Life Insurance Company, or (iii) Paul Revere Capital Partners, Ltd. on the other hand.

7.                     ADDITIONAL COVENANTS OF THE COMPANY

         The Company hereby covenants as follows:

7.1. Use of Proceeds. The proceeds of the sale of the Series A Preferred Stock contemplated hereby shall be used by the Company for general corporate purposes.

7.2. Board Representation. The Company shall, consistent with its fiduciary duties and the rules and regulations of the relevant securities exchange or automated quotation system, if any, on which the Company's securities are listed, use its best efforts to increase the size of its Board of Directors from seven members to eight members and to cause a representative designated by Zions Bancorporation to be nominated to fill the vacancy on its Board of Directors created by such increase (the "Board Composition Requirement").

7.3. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Investor promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors at the Closings, pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

7.4. Reservation of Shares. From such time as the Company has obtained the approval of its stockholders with respect to the conversion features of the Series A Preferred Stock until such time as no shares of Series A Preferred Stock are outstanding (the "Conversion Period"), the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock (the "Conversion Shares") to provide for the full conversion of the outstanding Series A Preferred Stock. If at any time during the Conversion Period the number of shares of Common Stock authorized and reserved for issuance is below the number of shares of Common Stock issued and issuable upon conversion of the outstanding Series A Preferred Stock, the Company will promptly take all reasonable corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7.4., in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

7.5. Listing. At the commencement of the Conversion Period, the Company shall have secured the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall use its reasonable best efforts to maintain such listing for so long as any Investor or its assigns owns any of the Securities.

7.6. Meeting of the Company Stockholders. The Company shall take all necessary actions in accordance with applicable law and its Certificate of Incorporation and Bylaws (including providing appropriate instructions to its transfer agent as authorized under the Voting Agreement) to seek and obtain stockholder approval by the holders of a majority of the outstanding shares of Common Stock at the annual meeting of stockholders, which is currently scheduled to be held on May 24, 2001(the "Annual Meeting") or, if the Annual Meeting is postponed or delayed for more than thirty (30) days, at a special meeting of stockholders to be held for such purpose on or prior to June 23, 2001 (the "Special Meeting") of (i) the items set forth in the Voting Agreement, including approval of (x) the general voting rights of the Series A Preferred Stock described in the third sentence of Section 8 of the Certificate of Designations and (y) the ability to convert the shares of Series A Preferred Stock into Common Stock as described in Section 6(a) of the Certificate of Designations, and any subsequent issuances of Common Stock upon any such conversion of the Series A Preferred Stock, or in favor of any other proposal the purpose of which is to seek approval of matters relating to the foregoing or the rights intended to be afforded to the holders of the Series A Preferred Stock under the Certificate of Designations that otherwise require approval of the Company's stockholders under applicable rules of the Nasdaq Stock Market to be effective; and (ii) the election of a Board of Directors in conformity with the Board Composition Requirements. The Board of Directors of the Company shall recommend such approval, and the Company shall solicit such approval. No amendment or supplement to the proxy statement soliciting proxies in connection with such Annual Meeting or Special Meeting shall be filed or made by the Company without prior consultation with the Investors.

7.7. Limitation on Subsequent Issuances of Common Stock. Prior to the commencement of the Conversion Period, the Company shall not issue any shares of Common Stock or any Equity Securities which could (assuming the maximum conversion or exercise of any such Equity Securities), under any circumstances, result in the total number of Shares (as defined in the Voting Agreement) subject to the Voting Agreement and the irrevocable proxy forming a part thereof representing less than 50.1% of the Company's voting securities outstanding at any time prior to the commencement of the Conversion Period.

8.           CONDITIONS TO THE OBLIGATIONS OF THE CLASS 1 INVESTORS

8.1. Certain Closing Conditions. The obligations of each Class 1 Investor to purchase the Series A Preferred Stock at the Class 1 Closing are subject to the fulfillment on or prior to the Closing Date of all of the conditions set forth below in this Section 8.1, the waiver of which shall not be effective against any Class 1 Investor who does not consent thereto.

(a) Representations and Warranties Correct. The representations and warranties made in Article 4 hereof shall be true and correct when made, and shall be true and correct on and as of the Class 1 Closing Date with the same force and effect as if they had been made on and as of the Class 1 Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Class 1 Closing Date shall have been performed or complied with.

(c) Election of the Zions Bancorporation nominee to the Board of Directors. Dale Gibbons shall have been duly elected to the Company's Board of Directors.

(d) Good Standing. The Investors shall have received a copy of a certificate dated as of a recent date by the Secretary of State of the State of Delaware as to the good standing of the Company under the laws of the State of Delaware.

(e) Opinion of Company's Counsel. At the Class 1 Closing the Investors shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, as special counsel to the Company, an opinion addressed to them, dated the Class 1 Closing Date, in form reasonably acceptable to the Investors.

(f) Approval of the Certificate of Designations. The Certificate of Designations shall have been approved in the manner required by law, shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

(g) Consents. The Company shall have secured any and all material permits, waivers, consents, and authorizations as shall be necessary or required for the Company lawfully to issue the Securities.

(h) Resolutions. All corporate and other proceedings in connection with the transactions contemplated at the Class 1 Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(i) Officer*s Certificate. The Company shall have delivered to the Investors a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated the Class 1 Closing Date, certifying as to the accuracy of the representations and warranties contained in Article 4 and the fulfillment of the conditions specified in this Article 8.

(j) Sale of Series A Preferred Stock to Each Investor. At the Class 1 Closing, the Company shall have entered into fully executed definitive documents (including this Agreement) which represent debt and/or equity financing commitments of not less than $25,000,000 in the aggregate (excluding the investment amount being converted under the Capital Z Equity Rights Certificate), all of which shall be reasonably acceptable to the Investors.

8.2. Voting Agreement. The Company and the holders of at least 55% of the Company's voting securities outstanding immediately prior to the Class 1 Closing shall each have entered into the Voting Agreement, in the form attached hereto as Exhibit A.

8.3. Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement, in the form attached hereto as Exhibit B.

8.4. Other Financings. On or prior to the Class 1 Closing Date, the transactions under (i) the $5 million Credit Agreement dated as of March 7, 2001 between the Company and The Union Labor Life Insurance Company, on behalf of its Separate Account P, as

Lender, a copy of which is attached hereto as Exhibit E; and (ii) the $2.5 million Revolving Credit Facility dated as of March 7, 2001; between the Company and Federal Home Loan Mortgage Corporation, a federally-chartered corporation, a copy of which is attached hereto as Exhibit F, shall have been consummated, and the Common Stock Purchase Agreement, dated as of March 7, 2001, between the Company and Paul Revere Capital Partners, Ltd., a copy of which is attached hereto as Exhibit G, shall have been executed and delivered by the parties thereto.

8.5. Modifications. There shall not have occurred any decrease in the amount of Series A Preferred Stock to be purchased as the Class 1 Closing that causes an increase in the amount of Series A Preferred Stock to be purchased at the Class 2 Closing.

8.6. Federal Home Loan Mortgage Corporation License. The First Amendment to the Software Customization, License and Services Agreement dated July 20, 2000 and the Marketing Alliance Agreement dated July 7, 2000 by and between the Company and and the Federal Home Loan Mortgage Corporation, dated March 7, 2001, a copy of which is attached hereto as Exhibit H, shall have been executed and delivered by the parties thereto.

8.7. No Constraints. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

               8A. CONDITIONS TO OBLIGATIONS OF CLASS 2 INVESTORS

         8A.1 The obligations of each Class 2 Investor to purchase the Series A Preferred Stock at the Class 2 Closing on the Class 2 Closing Date are subject only to the Class 1 Closing having taken place prior thereto.

9.                     CONDITIONS TO COMPANY'S OBLIGATIONS

         The Company's obligation to sell the Series A Preferred Stock to each Class 1 Investor at the Class 1 Closing and to each Class 2 Investor at the Class 2 Closing is subject to the fulfillment of the following conditions:

9.1. Representations Correct. The representations made by such Investor in
Article 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Class 1 Closing Date with respect to Class 1 Investors and on the Class 2 Closing Date with respect to Class 2 Investors, with the same force and effect as if they had been made on the date hereof.

9.2. Payment of Purchase Price. With respect to the Class 1 Closing, the Class 1 Investors shall have delivered the total purchase price, as such amount is set forth in Schedule I under the line item "Class 1 Total Purchase Price"; it being understood, that, no additional purchase price is required to be paid by Capital Z for the shares of Series A Preferred Stock to be issued hereunder upon conversion of the Capital Z Equity Rights Certificate. With respect to the Class 2 Closing, the Investors shall have delivered the total purchase price, as such amount is set forth in Schedule I under the line item "Class 2 Total Purchase Price."

9.3. Cancellation of Equity Rights Certificate. Capital Z shall deliver the Equity Rights Certificate for cancellation.

         9.4. No Constraints. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

10.
                   ADDITIONAL CONDITION TO THE OBLIGATIONS OF
                                    CAPITAL Z

11.1. Additional Condition to the Obligations of Capital Z. In addition to the conditions set forth Section 8 above, the obligation of Capital Z to purchase Series A Preferred Stock at the Class 1 Closing is subject to the Capital Z Equity Rights Certificate being converted into Series A Preferred Stock at a conversion price equal to $3.50 per share.


12.                                TERMINATION

12.1. Termination of Agreement. This Agreement may be terminated prior to the Class 1 Closing as follows:

         (i) With respect to each Class 1 Investor, at the election of such Class 1 Investor on or after March 30, 2001, if the Class 1 Closing shall not have occurred by the close of business on such date;

         (ii) At the election of the Company on or after June 30, 2001, if the Class 1 Closing shall not have occurred by the close of business on such date; or

         (iii) With respect to each Class 1 Investor, by mutual written consent of the Company and such Class 1 Investor.

The right to terminate this Agreement under clause (i) and (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the ability of any condition to be satisfied.

12.2. Effect of Termination. In the event of termination by the Company or a Purchaser pursuant to Section 11.1, written notice thereof shall promptly be given to the other party and, expect as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated with respect to such Investor and the Company, without further action by either party. Notwithstanding the foregoing, nothing in this Section 11.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of the Company, on the one hand, and each Investor, on the other hand, to compel specific performance of the other party of its obligations under this Agreement. After termination pursuant to Section 11.1, no party shall have any liability to the other, expect pursuant to Section 13.2 and except for any willful breach of any representation, warranty, covenant or obligation contained in this Agreement. This Section 11.2 and Section 13.2 shall survive any termination of this Agreement.

13.                              INDEMNIFICATION

13.1. Claims for Indemnification.

(a) From and after the date upon Shares of Series A Preferred Stock are issued to an Investor, the Company shall indemnify and hold harmless such Investor, and such Investor's respective officers, directors, employees, agents, partners, representatives, subsidiaries, affiliates and permitted successors and assigns from and against, and promptly reimburse for, any and all loss, diminution in value, damage, cost, expense (including court costs and reasonable attorneys' fees and costs of investigation), fine, penalty, suit, action, claim, deficiency, liability or obligation (collectively, "Losses") caused by or arising from (i) any breach by the Company of any representation, warranty or other provision set forth in this Agreement or any Transaction Document (a "Breach"), or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a Breach. For purposes of determining the amount of indemnifiable Losses of any Investor for which the Company shall be obligated to indemnify any Investor under this Section 12.1(a), there shall be taken into account any diminution in the value of the Securities and other securities acquired by such Investor that results from any payment of amounts to any indemnitee in respect of indemnifiable Losses.

(b) The representations, warranties, covenants and agreements contained in this Agreement shall not be affected by any party hereto or by anyone on behalf of any such party: (i) investigating, verifying or examining any matters with respect to the Company or the transactions contemplated hereby; (ii) having the opportunity to investigate, verify or examine any matters related to the Company or the transactions contemplated hereby; or (iii) failing to determine or discover any facts which were determinable or discoverable by any such party. All rights contained in this Agreement are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law.

13.2. Defense of Third-party Claims. With respect to each third-party claim subject to this Section 12 (a "Third-party Claim"), the party seeking indemnification (the "Indemnified Party") shall give prompt notice to the indemnifying party (the "Indemnifying Party") of the Third-party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the Indemnifying Party except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party, at its sole cost and expense, may, upon notice of the Third-party Claim, assume the defense of the Third-party Claim. If it assumes the defense of a Third-party Claim, then the Indemnifying Party shall select counsel reasonably satisfactory to the Indemnified Party to conduct the defense. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third-party Claim, unless (i) the settlement or judgment is solely for money damages and the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expense and liabilities arising out of such settlement or (ii) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld and, in the case of either clause (i) or clause (ii), the settlement contains an unconditional release of the Indemnified

Party with respect to the Third-party Claim from each Person asserting such claim and does not contain an admission of fault on the party of the Indemnified Party. The Indemnified Party shall provide the Indemnified Party with fifteen
(15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third-party Claim. The Indemnified Party shall be entitled to participate in the defense of any Third-party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. With respect to Third-Party Claims in which the remedy sought is not solely money damages, (i) the Indemnifying Party shall, upon notice to the Indemnified Party with fifteen (15) days after the Indemnifying Party receives notice of the Third-party Claim, be entitled to participate in the defense with its own counsel at its own expense and (ii) the Indemnified Party shall not consent to any settlement of, or entry of any judgment arising from, such Third-party Claim unless the Indemnifying Party consents thereto, which consent shall not be unreasonably withheld. If the Indemnifying Party does not elect to assume or participate in the defense of any Third-party Claim in accordance with the terms of this Section, then the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to the Third-party Claim. The parties shall cooperate in the defense of any Third-party Claim and the relevant records of each party shall be made available on a timely and reasonable basis.

13.3. Survival of Representations and Warranties. All representations and warranties of the Company contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until the first anniversary of the Class 1 Closing (provided, that the representations and warranties in Sections 4.3, 4.4 and 4.14 shall survive forever).


14.                               MISCELLANEOUS

14.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICTS OF LAWS RULES. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, NEW YORK (THE "NEW YORK COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE NEW YORK COURTS AND AGREE NOT TO PLEAD OR CLAIM IN ANY NEW YORK COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.2. Fees and Expenses. Each of the parties shall pay its own fees and expenses of its counsel, accountants, and other experts incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all other matters incident hereto. Notwithstanding the foregoing, upon presentment of receipts reasonably satisfactory to the Company, at or prior to the Class 1 Closing Date, the Company shall pay the following counsel for certain of the Investors up to the following amounts: (x) in the case of Weil, Gotshal & Manges LLP, up to $45,000; (y) in the case of Sullivan & Cromwell, up to $25,000; and (z) in the case of Emmet, Marvin & Martin LLP, up to $10,000.

14.3. Public Announcements. At the proper time, as determined by the parties hereto in good faith consultation with each other, the parties hereto shall issue a press release or make a public statement concerning this Agreement and the related transactions containing disclosure which is mutually agreeable to the parties; provided, that prior to the issuance of a press release, none of the parties hereto shall make any announcement of such transaction or disclose the existence of and/or particulars of any negotiations related thereto, including, but not limited to, the terms, conditions, consideration to be paid or other facts related to this Agreement.

14.4. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Without the prior written consent of the Company, the rights under this Agreement shall be non-assignable by the Investors to any transferee; provided, however, that any Investor may assign its rights hereunder to any affiliates, partners or members thereof.

14.5. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, any summary of terms or similar agreement. As between the Company and any Investor, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and such Investor.

14.6. Notices, etc. Any notice required or permitted pursuant to this Agreement shall be in writing and shall be deemed sufficient (i) immediately when delivered personally or by facsimile, (ii) twenty (20) hours after being deposited with an overnight courier service (e.g., Federal Express) for next day delivery, or (iii) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

         If to any Investor at its address as listed on Schedule I hereto.

         If to the Company:

                                    LendingTree, Inc.
                                    11115 Rushmore Drive
                                    Charlotte, NC  28277
                                    Fax:  (704) 541-1824
                                    Attention:  Chief Financial Officer
                                    Attention:  General Counsel
                                    Attention:  Controller

         with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, NY  10036
                                    Fax:  (212) 735-2000
                                    Attention: David J. Goldschmidt, Esq.

14.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

14.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

14.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.10. Specific Performance. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement, or have caused this Stock Purchase Agreement to be fully executed on their behalf as of the date first set forth above.






                                       LENDINGTREE, INC.


                                       By:
                                          --------------------------------------
                                          Name:   Thomas J. Reddin
                                          Title:  Senior Vice President and
                                                  Chief Operating Officer









                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       ZIONS SBIC LLC



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:









                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                  SPECIALTY FINANCE PARTNERS



                                  By: Capital Z Financial Services Fund II, L.P.
                                  By: Capital Z Partners, Ltd.,
                                      its ultimate General Partner


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:











                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Douglas R. Lebda












                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Pei-Yuan Chia









                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       JOHN PRINCE FAMILY INV. L.L.C.



                                       By:
                                          --------------------------------------
                                          Name:   John B. Prince
                                          Title:












                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Jeffery P. Hughes











                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          William Shiebler









                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Victor F. Keen












                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       CRATON CAPITAL


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:














                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Ejnar Knudsen
















                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Peter Georgescu


                                       By:
                                          --------------------------------------
                                          Barbara Georgescu












                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Richard D. Field











                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       RICHARD D. FIELD IRA ROLLOVER,
                                       by Bank of New York, Trustee




                                       By:
                                          --------------------------------------
                                          Name:
                                          Title



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       TASK FOUNDATION, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:











                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       BULGROUP PROPERTIES



                                       By:
                                          --------------------------------------
                                          Name:   Coleman P. Burke
                                          Title:  General Partner












                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Terrence D. Daniels











                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          Name:
                                                On Behalf of Keith B. Hall IRA













                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       By:
                                          --------------------------------------
                                          W. James Tozer, Jr.











                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                       W. JAMES TOZER, JR. IRA
                                       By: ABN AMRO, Inc., Custodian


                                       By:
                                          --------------------------------------
                                          Name:   Stephen M. Fitzgerald
                                          Title:  Vice President - Operations










                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   SCHEDULE I

                                    INVESTORS

Name and Address                      Number of Shares       Purchase Price(1)
-------------------------------------------------------------------------------

CLASS 1 INVESTORS

Zions Bancorporation                      1,428,571             $5,000,000
One South Main, Suite 1660
Salt Lake City, UT 84103

Specialty Finance Partners                1,142,857             $4,000,000(2)
54 Thompson St.
New York, NY 10012
Tel:  (212) 965-0800
Fax:  (212) 965-2301
Attention:  Robert A. Spass

Douglas R. Lebda                            200,000               $700,000
c/o LendingTree, Inc.
11115 Rushmore Drive
Charlotte, North Carolina 2827
(704) 541-5351

Pei-Yuan Chia                                71,429               $250,000
7801 Blue Heron Way
West Palm Beach, FL 33412

John Prince Family INV. LLC                  71,429               $250,000
908 East South Temple, Suite 1E
Salt Lake City, UT 84102

Jeffrey P. Hughes                            71,429               $250,000
The Cypress Group
65 East 55th Street--28th Floor
New York, NY 10022
-------------------------------------------------------------------------------

--------------------

(1) The aggregate consideration payable by each Class 2 Investor at the Class 2 Closing shall equal the cash sum of (a) the aggregate consideration set forth opposite the name of such Class 2 Investor above under the heading "Purchase Price" plus, (b) any accumulated dividends on the shares being purchased by such Class 2 Investor from the Class 1 Closing Date up to and including the Class 2 Closing Date.


(2) Specialty Finance Partners will be also granted at the Class 1 Closing 2,857,143 shares of Series A Preferred Stock in connection with the concurrent conversion of the Capital Z Equity Rights Certificate.

-------------------------------------------------------------------------------
Name and Address                      Number of Shares         Purchase Price
-------------------------------------------------------------------------------
William Shiebler                             57,143               $200,000
P.O. Box 4491
7905 Woodland Drive
Park City, Utah 84060

Victor F. Keen                               42,857               $150,000
2027 Mt. Vernon Street
Philadelphia, PA 19130

Craton Capital                               57,143               $200,000
c/o Vectra Management Group
65 East 55th Street- 31st Floor
New York, NY 10022
Attention: Raju Shah

Ejnar Knudsen                                42,857               $150,000
c/o Vectra Management Group
65 East 55th Street-31st Floor
New York, NY 10022

Peter and Barbara Georgescu                  28,571               $100,000
The River House
435 East 52nd Street
New York, NY 10022

Richard D. Field                             85,714               $300,000
49 Locust Ave., Suite 104
New Canaan, CT 06840

Richard D. Field IRA                        114,286               $400,000
c/o 144 South Beach Road
Hobe Sound, FL  33455

TASK Foundation, Inc.                       142,857               $500,000
c/o Paul, Hastings, Walker & Janofsky
75 East 55th Street, 5th Floor
New York, NY 10022

Bulgroup Properties                          71,429               $250,000
Coleman P. Burke, General Partner
224 12th Avenue
New York, NY 10001
-------------------------------------------------------------------------------

Name and Address                      Number of Shares         Purchase Price
-------------------------------------------------------------------------------
Terrence D. Daniels                          71,429               $250,000
Quad-C, Inc.
Queen Charlotte Square
230 East High Street
Charlottesville, VA 22902

W. James Tozer, Jr. IRA                     200,000               $700,000
c/o Mr. Stephen M. Fitzgerald
Vice President - Operations
ABN AMRO Inc.
208 South La Salle Street, 3rd Floor
Chicago, IL  60604


-------------------------------------------------------------------------------

Name and Address                      Number of Shares         Purchase Price
-------------------------------------------------------------------------------
CLASS 2 INVESTORS

Keith Hall                                   28,571               $100,000
Prudential Securities
Retirement Operations,
C/F Keith Hall Account # 051-R29898-41
Attention Joe Bombard
One New York Plaza, 11th Floor
New York, NY    10292

W. James Tozer, Jr.                         100,000               $350,000
Vectra Management Group
65 East 55th Street-31st Floor
New York, NY 10022

Total                                     4,028,572            $14,100,000
                                                               ===========

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES A PREFERRED STOCK